Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

OPAL Fuels Inc.

White Plains, New York

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 on Form S-3 (No. 333-266757) of our report dated March 28, 2023, relating to the consolidated financial statements of OPAL Fuels Inc., appearing in the Company’s Annual Report on Form 10-K of OPAL Fuels Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.A.

Stamford, Connecticut

August 1, 2023